UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2014
____________________

Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Codexis, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 11, 2014 in Redwood City, California. The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal 1

To elect two (2) Class I Directors to the Company’s Board of Directors to hold office for a three-year term expiring at the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal:

	Number of Votes
Name of Nominee	For	Withheld	Broker Non-Votes
Thomas R. Baruch	20,607,022	1,036,569	9,743,659
Patrick Y. Yang	21,426,491	217,100	9,743,659

Proposal 2

To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Number of Votes
For	Against	Abstain
31,028,956	321,081	37,213

Proposal 3

To hold a non-binding, advisory vote on the following resolution relating to the compensation of the Company’s named executive officers:

“RESOLVED, that the compensation paid to Codexis, Inc.’s named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K, including the disclosure under the heading ‘Executive Compensation,’ is hereby approved.”

Number of Votes
For	Against	Abstain	Broker Non-Votes
21,224,296	346,274	73,021	9,743,659

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014
CODEXIS, INC.

By:	/s/ Douglas T. Sheehy

Name:	Douglas T. Sheehy

Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary